As filed with the Securities and Exchange Commission on August 2, 2002
                                                Registration No.  333-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                           MPOWER HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)


                 Delaware                            52-2232143
        (State or other jurisdiction of           (I.R.S. Employer
        incorporation or organization)           Identification No.)


                                175 Sully's Trail
                            Pittsford, New York 14534
                                 (716) 218-6550

  (Address and phone number of principal executive offices, including zip code)
                          -----------------------------

                Mpower Holding Corporation 2002 Stock Option Plan

                            (Full title of the plans)

                           Russell I. Zuckerman, Esq.
                                175 Sully's Trail
                            Pittsford, New York 14534
                                 (716) 218-6550

            (Name, address and telephone number of agent for service)

                            -------------------------

------------------------- ------------------------ ------------------------ ------------------------- ------------------------
  Title of securities          Amount to be           Proposed maximum          Proposed maximum             Amount of
    to be registered          registered (1)         offering price per     aggregate offering price     registration fee
                                                            share
------------------------- ------------------------ ------------------------ ------------------------- ------------------------
Common Stock, par value          2,509,610                $ 0.95(2)              $ 2,384,129.50          $219.34
$.001 per share                  4,712,612                $ 1.03(3)              $ 4,853,990.36          $446.57
                                 ---------                                       --------------          -------
                                 7,222,222                                       $ 7,238,119.86          $665.91

------------------------- ------------------------ ------------------------ ------------------------- ------------------------





                       Title page continued on next page.

(1) Represents an aggregate of 7,222,222 shares of Common Stock, par value $.001 per share (the "Common Stock") of Mpower Holding Corporation (the "Registrant") available for issuance under the Mpower Holding Corporation 2002 Stock Option Plan (the "Plan"). In addition, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for a total of 2,509,610 shares of Common Stock are estimated solely for the purpose of calculating the registration fee and are based on the average of the high and low sales prices of the Common Stock on the Nasdaq Over-the-Counter Bulletin Board on July 31, 2002.

(3) Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for a total of 4,712,612 shares of Common Stock subject to currently outstanding options are based on the per share weighted average exercise price of the stock options.




                                  Page 2 of 11

                        Exhibit Index Appears on Page 11

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*
















------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

               The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant, are incorporated herein by reference and made part of this Registration
Statement:

                    (a) Annual Report on Form 10-K for fiscal year ended
               December 31, 2001, filed on April 1, 2002;*

                    (b) Quarterly Reports on Form 10-Q for the fiscal quarter
               ended March 31, 2002, filed May 14, 2002, and Current Reports on Form 8-K filed February 26, 2002, April 15, 2002 and July 30, 2002.*

                    (c) Description of the Registrant's Common Stock as set
               forth in the Registrant's Registration Statement on Form 8-A, filed on July 30, 2002;

               In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

--------------------
* Effective July 30, 2002, as a result of the Registrant's emergence from bankruptcy, the Registrant will adopt "fresh start" accounting in accordance with SOP 90-7 which requires the Registrant and its subsidiaries to restate all assets and liabilities to their fair values. The Registrant has not yet determined the impact of fresh start accounting on its consolidated financial statements. Because the financial statements contained in the Registrant's Annual Report on Form 10-K pertain to periods prior to July 30, 2002, the effective date of the Registrant's emergence from bankruptcy, such financial statements will not be comparable to the financial statements for periods beginning July 30, 2002.

               After reasonable efforts, the Registrant has not been able to obtain the written consent of Arthur Andersen LLP to the incorporation by reference of its report into this Registration Statement. The Registrant has dispensed with the requirement to file the written consent of Arthur Andersen LLP in reliance on Rule 437a promulgated under the Securities Act. Because the Registrant has not been able to obtain the written consent of Arthur Andersen LLP, participants in the Plan will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated therein.

Item 4.    Description of Securities.

               Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

               Not Applicable.

Item 6.    Indemnification of Directors and Officers.

               The certificate of incorporation and the by-laws of the Registrant state that the Registrant shall indemnify any officer or director in the event he is or was made a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether criminal, administrative or investigative (other than an action by or in behalf of the Registrant), because he is or was a director or officer against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the officer or director in such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, in regard to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Registrant's certificate of incorporation and by-laws further state that the Registrant shall not indemnify any officer or director in connection with a proceeding in which such officer or director was adjudged liable to the Registrant, unless and only to the extent the court in which the proceeding was brought upon application determines that despite the adjudication of liability and in view of all of the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

               The certificate of incorporation and by-laws provide that, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The Registrant's certificate of incorporation and by-laws further provide that the Registrant shall not indemnify any officer or director unless a separate determination has been made that indemnification of such officer or director is permissible because he has met the standard of conduct set forth in the Registrant's certificate of incorporation or by-laws, respectively.

               The determination required to be made by the Registrant's certificate of incorporation and by-laws shall be made, with regard to a person who is a director or officer at the time of the determination:

                    1. by the board of directors of the Registrant by majority vote of directors not at the time parties to the proceeding, even if less than a quorum;

                    2. by a committee of disinterested directors designated by a majority vote of the disinterested directors, even if less than a quorum;

                    3. if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion; or

                    4.   by the shareholders of the Registrant.

               The Registrant's certificate of incorporation and by-laws further provide that the Registrant may pay for or reimburse the reasonable expenses incurred by an officer or director as a party to a proceeding in advance of final disposition of the proceeding if the officer or director furnishes to the Registrant a written undertaking to repay any advances if it is ultimately determined that he is not entitled to any indemnification under the Registrant's certificate of incorporation or by-laws, respectively.

               The Registrant's certificate of incorporation and by-laws also provide that the rights of an officer or director to indemnification set forth in the Registrant's certificate of incorporation or by-laws, respectively, shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that such officer or director may be entitled to under law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

               The Registrant's certificate of incorporation provides that it is the intention of the Registrant to provide the indemnification of officers and directors only to the maximum amount permissible under Delaware law.

               With certain limitations, Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to indemnify a director or officer who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

               As permitted by Section 145(g) of the DGCL, the Registrant maintains liability insurance covering directors and officers.

Item 7.    Exemption from Registration Claimed.

               Not Applicable.

Item 8.    Exhibits.

               See Exhibit Index.


Item 9.    Undertakings.

               (a) The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsford, State of New York, on this 2nd day of August, 2002.

                                         MPOWER HOLDING CORPORATION

                                         By:  /s/ Rolla P. Huff
                                            -----------------------------------
                                             Rolla P. Huff
                                             Chief Executive Officer and
                                             Chairman of the Board of Directors


                                POWER OF ATTORNEY

               The undersigned Directors and Officers of Mpower Registrant Corporation hereby constitute and appoint Rolla P. Huff, S. Gregory Clevenger, and Russell I. Zuckerman as true and lawful attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or under any related registration statement or any amendment hereto or thereto, with full power and authority to do and perform each and every act and thing requisite and necessary or desirable, hereby ratifying and confirming all that such attorney-in-fact or its substitute shall lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 2nd day of August, 2002.



         SIGNATURE                                      TITLE


/s/ Rolla P. Huff                             Chief Executive Officer and
-----------------------------                 Chairman of the Board of
Rolla P. Huff                                 Directors

/s/ Robert M. Pomeroy
-----------------------------                 Director
Robert M. Pomeroy

/s/ Michael E. Cahr
-----------------------------                 Director
Michael E. Cahr

/s/ Richard L. Shorten, Jr.
-----------------------------                 Director
Richard L. Shorten, Jr.

/s/ Michael M. Earley
-----------------------------                 Director
Michael M. Earley


/s/ S. Gregory Clevenger                      Executive Vice President and
-----------------------------                 Chief Financial Officer
S. Gregory Clevenger                          (Principal Financial Officer
                                              and Principal Accounting
                                              Officer)

/s/ Russell I. Zuckerman
-----------------------------                 Senior Vice President-General
Russell I. Zuckerman                          Counsel and Secretary

                                  Exhibit Index

Exhibit No.       Description of Document

3.1 Second Amended and Restated Certificate of Incorporation of Mpower Registrant Corporation, (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on July 30, 2002).

3.2 Amended and Restated By-laws of Mpower Registrant Corporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A filed with the Commission on July 30, 2002).

4.1 Mpower Holding Corporation 2002 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on July 30, 2002).

*5.1 Opinion and Consent of Shearman & Sterling as to the legality of the securities being registered.

23.1     Consent of Shearman & Sterling (contained in opinion filed as Exhibit
         5.1).

24       Powers of Attorney (contained in the signature page of Registration
         Statement).

------------------
* Filed herewith